     As filed with the Securities and Exchange Commission on June  2, 1994
                                                                  ---
                                                       Registration No. 33-
                                                                           ----
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ----------------
                            THE E.W. SCRIPPS COMPANY
             (Exact name of registrant as specified in its charter)


                   Delaware                                  51-0304972
(State or other jurisdiction of incorporation              (I.R.S. Employer
                 or organization)                          Identification No.)

1105 N. Market Street, Wilmington, Delaware                     19801
  (Address of Principal Executive Offices)                   (Zip Code)


                                ----------------

                            THE E.W. SCRIPPS COMPANY
                         1987 LONG-TERM INCENTIVE PLAN,
                            AS AMENDED AND RESTATED
                            (Full title of the plan)

                                ----------------

                              M. DENISE KUPRIONIS
                                   Secretary
                            The E.W. Scripps Company
                             1105 N. Market Street
                           Wilmington, Delaware 19801
                    (Name and address of agent for service)

                                 (302) 478-4141
         (Telephone number, including area code, of agent for service)

                                ----------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================
Title of           Amount           Proposed   Proposed     Amount of
securities to      to be            maximum    maximum      registration
be registered      registered(1)    offering   aggregate    fee
                                    price per  offering
                                    share      price(2)
- -------------------------------------------------------------------------

Class A Common
Stock
$.01 par value     750,000          $26.76     $20,066,250   $6,920

=========================================================================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee, based on the average of the high and low reported sale prices on May 26, 1994, of the registrant's Class A Common Stock as reported on the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 The shares of Class A Common Stock registered by the E.W. Scripps Company (the "Company") pursuant to this Registration Statement will be issued under the Company's 1987 Long-Term Incentive Plan (the "Plan").

                 In Registration Statement on Form S-8 (No. 33-32740), Registration Statement on Form S-8 (No. 33-35525), Registration Statement on Form S-8 (No. 33-47828) and Registration Statement on Form S-8 (No. 33-63398), the Company previously registered an aggregate of 2,380,000 shares of Class A Common Stock for issuance under the Plan, in each case as subsequently adjusted for stock splits and stock dividends. The contents of such Registration Statements are incorporated by reference herein.

Item 5.  Interests of Named Experts and Counsel.

                 The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler, Cleveland, Ohio. John H. Burlingame, a director of the Company, is a partner of Baker & Hostetler.

Item 8.  Exhibits.

Exhibit Number                    Description of Exhibit
- --------------                    ----------------------

     4 The E.W. Scripps Company 1987 Long-Term Incentive Plan, as Amended and Restated

     5 Opinion of Baker & Hostetler as to legality of the shares of Class A Common Stock being registered

    23(a)                         Consent of Deloitte & Touche

    23(b) Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5 hereto)

    24                            Powers of Attorney

                                   SIGNATURES


                 THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on May 31, 1994.

                                        THE E.W. SCRIPPS COMPANY


                                        By             *
                                           -----------------------------
                                           Lawrence A. Leser, President


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 31, 1994 by the following persons in the capacities indicated below.

        Signature                   Title
        ---------                   -----
               *
- -----------------------------   Director; Chairman of the
     Charles E. Scripps         Board



               *
- -----------------------------   Director; President and Chief
     Lawrence A. Leser          Executive Officer (Principal Executive Officer)



               *
- -----------------------------   Senior Vice President, Finance
     Daniel J. Castellini       & Administration (Principal Financial and
                                Accounting Officer)


               *
- -----------------------------   Director
     Robert P. Scripps


               *
- -----------------------------   Director
     William R. Burleigh


               *
- -----------------------------   Director
     Paul K. Scripps


               *
- -----------------------------   Director
     John H. Burlingame



               *
- ---------------------------------    Director
     Nicholas B. Paumgarten


               *
- ---------------------------------    Director
     Daniel J. Meyer


               *
- ---------------------------------    Director
     David R. Huhn


* William Appleton, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as Exhibits to this Registration Statement.



By:  /s/ William Appleton
     ---------------------------------------
     William Appleton, Attorney-in-Fact


                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER           EXHIBIT DESCRIPTION
- ------           -------------------
  4              The E.W. Scripps Company 1987 Long-Term Incentive Plan, as Amended and Restated

  5 Opinion of Baker & Hostetler as to legality of the Common Shares being registered

  23(a)          Consent of Deloitte & Touche

  23(b)          Consent of Baker & Hostetler (included in
                 Opinion filed as Exhibit 5 hereto)

  24             Powers of Attorney